090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20120488580-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/16/2012 8:00 AM
	Entity Number C28390-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

TagLikeMe Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

66,666,666 shares of common stock, par value $0.001, are authorized

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

After giving effect to a forward stock split of five for one (5:1) shares of common stock, the authorized shares of common stock will be 333,333,330 shares at par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

An aggregate 330,940,630 shares of common stock will be issued in exchange for 66,188,126 shares of common stock, par value $0.001. Total issued and outstanding shares will be increased to 330,940,630.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares .5% and above shall be rounded to nearest whole.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President/Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.